Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

General Partner and Unitholders
AllianceBernstein Holding L.P.:

We consent to the incorporation by reference in the registration statements (No. 033-52387, No. 333-127223, No. 333-51418, No. 333-49392, No. 333-47194, No. 333-47665, No. 333-47667, No. 033-65932, No. 033-65930, and No. 033-28534) on Forms S-8 of AllianceBernstein Holding L.P. (“AllianceBernstein Holding “), formerly Alliance Capital Management Holding L.P., of our reports dated February 24, 2006, with respect to the statements of financial condition of AllianceBernstein Holding as of December 31, 2005 and 2004, and the related statements of income, changes in partners’ capital and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of AllianceBernstein Holding.

/s/ KPMG LLP
New York, New York
February 24, 2006

Consent of Independent Registered Public Accounting Firm

General Partner and Unitholders
AllianceBernstein L.P.:

We consent to the incorporation by reference in the registration statements (No. 333-64886) on Form S-3 and (No. 333-47192) on Form S-8 of AllianceBernstein L.P. and subsidiaries (“AllianceBernstein”), formerly Alliance Capital Management L.P., of our reports dated February 24, 2006, with respect to the consolidated statements of financial condition of AllianceBernstein as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in partners’ capital and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of AllianceBernstein. We also consent to the incorporation by reference of our report dated February 24, 2006 relating to the financial statement schedule, that is referenced in Item 15 (a) of this Form 10-K.

/s/ KPMG LLP
New York, New York
February 24, 2006